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GRC International, Inc.
Statement of Computation of Earnings Per Share
(in thousands except for per share amounts)
                                                                       QTR ENDING                          YTD ENDING
                                                                   09/30/99      09/30/98            09/30/99      09/30/98
                                                               ----------------------------       -----------------------------

BASIC

Weighted Average Number of Shares of Common
              Stock Outstanding                                       10,959        10,214                10,959        10,214

Income from Continuing Operations                                      2,358         3,030                 2,358         3,030
Income from Discontinued Operations                                        -            54                     -            54
                                                               ----------------------------       -----------------------------
Net Income                                                             2,358         3,084                 2,358         3,084
                                                               ============================       =============================

Per Share Amount:
Income from Continuing Operations                                       0.22          0.29                  0.22          0.29
Income from Discontinued Operations                                        -          0.01                     -          0.01
                                                               ----------------------------       -----------------------------
Net Income                                                              0.22          0.30                  0.22          0.30
                                                               ============================       =============================


DILUTED

Weighted Average Number of Shares of Common
              Stock Outstanding                                       10,959        10,214                10,959        10,214
Net Effect of Dilutive Stock Options
              Based on the Treasury Stock Method
              Using Average Market Price                                 460           172                   460           172
Net Effect of Convertible Debenture
              Based on the
              if Converted Method (ONLY IF DILUTIVE)                       -             -                     -             -
                                                               ----------------------------       -----------------------------
Weighted Average Shares Outstanding                                   11,418        10,386                11,419        10,386
                                                               ============================       =============================

Income  from Continuing Operations                                     2,358         3,030                 2,358         3,030
Interest and Amortization on
              Convertible Debenture (ONLY IF DILUTIVE)                     -             -                     -             -
Adjusted Income from Continuing Operations                             2,358         3,030                 2,358         3,030
Income from Discontinuing Operations                                       -            54                     -            54
                                                               ----------------------------       -----------------------------
Adjusted Net Income                                                     2,358         3,084                 2,358         3,084
                                                               ============================       =============================

Per Share Amount:
Adjusted Income from Continuing Operations                              0.21          0.29                  0.21          0.29
Income from Discontinuing Operations                                       -          0.01                     -          0.01
                                                               ----------------------------       -----------------------------
Adjusted Net Income                                                     0.21          0.30                  0.21          0.30
                                                               ============================       =============================
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